EX-99.906CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT


Clifford E. Lai, Principal Executive Officer, and Thomas F. Doodian, Principal Financial Officer, of THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC. (the "Fund"), each certify as evidenced below that:

     1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated:  February 9, 2005      /s/ Clifford E. Lai
                              _______________________________________
                              Clifford E. Lai
                              President and Principal Executive Officer
                              THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.



Dated:  February 9, 2005      /s/ Thomas F. Doodian
                              ______________________________________
                              Thomas F. Doodian
                              Treasurer and Principal Financial Officer
                              THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC. and will be retained by THE HYPERION STRATEGIC
MORTGAGE INCOME FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.